UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code     541-618-6003

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Effective June 4, 2010, the Company entered into an agreement with the Federal Reserve Bank of San Francisco and the Oregon Department of Consumer and Business Services, Division of Finance and Corporate Securities.  The agreement compliments the Consent Order issued to PremierWest Bank effective April 6, 2010 and is routinely requested by the FRB and the state following the issuance of such an order relating to a holding company's subsidiary bank.  The agreement, among other requirements, provides that the Company will: provide quarterly progress reports; take steps to ensure that the Bank complies with the Consent Order; seek regulatory consent to pay cash dividends or to incur, increase or guarantee any debt; secure prior approval for the appointment of any new director or senior executive officer; submit annual cash flow projections; and submit for approval a capital plan to maintain sufficient capital on a consolidated basis.  A full copy of the Written Agreement is attached as an exhibit to this report and incorporated herein by reference.  The above description of the Written Agreement is qualified by reference to the full text of the Written Agreement filed herewith.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits.

          99.1    Written Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	PREMIERWEST BANCORP (Registrant) By: /s/ Tom Anderson Tom Anderson Executive Vice President and Chief Administrative Officer